Exhibit (h)(1)

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

This AMENDED AND RESTATED DISTRIBUTION AGREEMENT (“Agreement”) is entered into on and effective as of [                    ], 2015 (the “Effective Date”) by and among AMG Distributors, Inc. (“AMGD”), a Delaware corporation, Pantheon Ventures (US) LP (“Affiliate”), a Delaware limited partnership that is an affiliate of AMGD, and AMG Pantheon Fund, LLC, a Delaware limited liability company (the “Fund”), and amends and restates that certain Intermediary Placement Agent Agreement dated June 26, 2015 by and among the parties hereto.

WHEREAS, AMGD is a registered broker-dealer with the Securities and Exchange Commission (“SEC”) and Financial Industry Regulatory Authority (“FINRA”);

WHEREAS, Affiliate acts as the investment adviser to the Fund;

WHEREAS, the Fund is registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company, and offers for sale to the public units of beneficial interest (the “Units”) issued by the Fund, which Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the terms and conditions set forth in the prospectus (the “Prospectus”) and statement of additional information (the “Statement of Additional Information”) included in the Fund’s registration statement on Form N-2 (the “Registration Statement”), as such documents may be amended from time to time.

WHEREAS, the Fund desires to appoint AMGD to serve as the distributor for the continuous public offering of Units issued by the Fund (the “Offering”), including, without limitation, through financial intermediaries, such as registered investment advisers, broker-dealers and other intermediaries engaged by AMGD (the “Financial Intermediaries”) to facilitate the offering of the Fund;

WHEREAS, AMGD desires to accept such appointment, and to serve as distributor and provide the services described in this Agreement in connection therewith; and

NOW, THEREFORE, in consideration of the mutual promises and intending to be legally bound, the parties hereby agree as follows:

1.	Appointment of Distributor

(a) The Fund hereby appoints AMGD as the exclusive distributor (“Distributor”) to introduce Affiliate and the Fund to Financial Intermediaries and other potential investors in connection with the Offering to “accredited investors” within the meaning of Regulation D under the Securities Act (the “Investors”), in a manner consistent with the terms of the Prospectus. AMGD will provide the services listed in Schedule A to the Fund to facilitate the Offering of the Fund under this Agreement.

(b) AMGD hereby accepts its appointment as distributor of the Fund to certain Financial Intermediaries and to potential Investors as described in Section 1(a). AMGD will act on a “best efforts” basis and is not obligated to sell any Units or to purchase any Units for its own account. AMGD will not have any authority to enter into transactions on behalf of Affiliate or the Fund, to accept Investors on behalf of the Fund, or to require Affiliate or the Fund to enter into any transactions.

(c) At AMGD’s request, the Fund will provide AMGD with information relevant to the Fund and the Offering that AMGD reasonably deems necessary or advisable in order to permit AMGD to provide its services hereunder. Affiliate also agrees to make available to Financial Intermediaries and to potential Investors additional material, data or other information relating to the Fund and Affiliate as they may reasonably request, provided that Affiliate possesses the same or is able to obtain it without expending unreasonable effort or incurring unreasonable expense, and provided that such information is not confidential information of Affiliate, the Fund or any third party such as an underlying portfolio fund or manager. The Fund will provide AMGD with copies of the Prospectus for AMGD’s review, distribution and files.

(d) The Fund and Affiliate will promptly forward to AMGD any non-routine communications received from any securities or other regulatory authority in any jurisdiction relating to the Offering, and promptly notify AMGD of any claim, action, suit or proceeding to which Affiliate or the Fund is made a party relating to the Offering. Similarly, AMGD will promptly forward to the Fund and Affiliate any such communication received by AMGD during such period and AMGD agrees to notify the Fund and Affiliate promptly of any such claim, action, suit or proceeding to which AMGD becomes a party relating to the Offering.

(e) AMGD will not conduct the Offering by means of any marketing materials or representations (including materials delivered electronically) unless such materials or representations have been previously approved by Affiliate or the Fund. In addition, Affiliate will not distribute any marketing materials that reference AMGD unless such materials have been previously approved by AMGD. In addition, AMGD will conduct the Offering in a manner consistent with the Prospectus, the written instructions of Affiliate or the Fund and any applicable legal requirements.

(f) AMGD’s arrangements with Affiliate and the Fund pursuant to this Agreement shall be disclosed by AMGD to Financial Intermediaries and potential Investors to the extent required to ensure compliance with applicable securities laws.

(g) AMGD shall not, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any Financial Intermediary engaged by an Investor for investment advice to induce such advisor to advise or recommend the purchase of Units; provided, however, the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units shall not be prohibited hereby. Except as set forth in this Agreement, AMGD shall not, in its capacity as Distributor, accept any direct or indirect compensation of any kind from any person or entity other than Affiliate or the Fund in connection with the Offering without the prior written consent of Affiliate.

(h) AMGD shall be responsible for ensuring that all selling activity by AMGD with Financial Intermediaries and potential Investors in the Fund is made solely by duly licensed registered representatives of AMGD. AMGD shall be responsible for supervising the activities of such representatives and ensuring their compliance with applicable laws and regulations.

Affiliate will ensure that any selling activity by its personnel under this Agreement is conducted only by Affiliate personnel who are duly licensed registered representatives of AMGD.

(i) Each party hereto will promptly provide the other parties hereto any and all information reasonably requested by any such party in connection with the performance of this Agreement, to confirm compliance with such party’s policies and procedures as in effect from time to time, and as may be required by any applicable regulatory requirements, including without limitation with respect to any examinations, investigations or other inquiries by any regulatory or quasi-regulatory body.

2.	Fees and Expenses

(a) In return for the services provided by AMGD pursuant to this Agreement:

(i) For the services provided by AMGD as set forth on Schedule A, Affiliate agrees to pay to AMGD the fees, as set forth on Schedule A from time to time. In addition, as set forth on Schedule A, Affiliate agrees to reimburse AMGD for the actual cost of any extraordinary expenses incurred by AMGD from time to time in connection with its performance of its duties under this Agreement.

(ii) In addition to the foregoing, the Fund agrees to pay to AMGD distribution and/or service fees (the “Distribution and/or Service Fees”) pursuant to Rule 12b-1 under the 1940 Act, to be paid monthly at an annual rate of 0.50% of the net assets of the Advisory Class Units, 1.00% of the net assets of the Brokerage Class Units and 0.25% of the net assets of the Institutional Class Units as of the end of each month, calculated prior to giving effect to the payment of the Distribution and/or Service Fee and prior to the deduction of any other asset-based fees (e.g., any management fee or administration fee).

(iii) Units may be sold by AMGD only at prices and terms described in the then current Prospectus or Statement of Additional Information relating to the Units. To facilitate sales, the Fund will furnish AMGD with the net asset value of its Units promptly after each calculation thereof. If sales charges are described in the then-current Prospectus of the Fund, as amended or supplemented, AMGD shall be entitled to receive such sales charges. AMGD may reallow all or a part of any such sales charges to such brokers, dealers, or other persons as AMGD may determine.

3.	AMGD’s Representations, Warranties and Undertakings

AMGD represents and warrants to Affiliate and to the Fund and undertakes as follows:

(a) AMGD has complied, and will comply, with all applicable laws, rules and regulations of any jurisdiction in which AMGD undertakes any activities related to the Offering. Without limiting the generality of the foregoing:

(i) AMGD will promptly obtain and maintain all necessary consents, permits, licenses and other authorizations (together, “Authorizations”) required to conduct AMGD’s business in any jurisdiction or in order to perform its services hereunder.

AMGD will provide to Affiliate and to the Fund, upon their request, a copy of any such Authorization.

(ii) AMGD is registered as a broker-dealer with the SEC, and under the “blue sky” law of each state with which it is required to be so registered and is a member in good standing of FINRA, and shall operate only through its duly licensed registered representatives. AMGD further represents and warrants that it is registered or qualified in all capacities and jurisdictions required by reason of this Agreement. AMGD shall remain so registered during the term of this Agreement.

(iii) AMGD shall comply fully with the terms and conditions set forth in the Prospectus for the Fund and with all applicable statutes, rules and regulations in each jurisdiction in which the Financial Intermediaries are located, and with all applicable laws and regulations, including, without limitation, all applicable securities, commodities, anti-money laundering and tax laws. AMGD has obtained all required governmental and regulatory licenses, registrations and approvals as may be necessary for it to act as described hereunder and in the Prospectus for the Fund.

(b) AMGD will use only the then current version of any written or electronic material relating to the Fund, unless approved in advance by Affiliate.

4.	Affiliate’s and the Fund’s Representations, Warranties and Undertakings

Affiliate represents and warrants to AMGD and undertakes as follows:

(a) Affiliate and the Fund agree and acknowledge that AMGD is entitled to rely, without investigation, appraisal or verification, on the contents of the Prospectus, the Fund’s Registration Statement and any additional materials that Affiliate makes available to AMGD pursuant to this Agreement (such materials, “Additional Material”) in connection with the Offering and that AMGD will not in any respect be responsible for the accuracy or completeness of any such materials.

(b) The Fund has complied, and will comply, with all laws, rules and regulations (to the extent applicable to the Fund) of any jurisdiction in which the Fund is organized or operated or, to the extent relevant to such activity, in which the Units are marketed. In particular, the Fund will promptly obtain and maintain all necessary Authorizations required with respect to the Fund in this regard (other than any Authorizations AMGD is required to obtain in order to conduct its business generally in any jurisdiction or in order to perform its services hereunder).

(c) The Fund will take all action which is required to assure that the offering and sale of interests in the Fund will comply with the Securities Act and applicable state blue sky laws.

(d) The Fund has been duly formed and is validly existing in good standing with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties to conduct its business as described in the Prospectus.

(e) The Fund has all requisite power and authority to duly and validly issue its Units to the Investors.

(f) The Fund intends to use the proceeds of any purchase of its Units by an Investor in the manner provided in the Prospectus.

(g) The Fund will maintain its registration with the SEC as a closed-end management investment company for so long as this Agreement is in effect.

(h) The Registration Statement will contain all statements required to be stated therein in accordance with the 1940 Act and the Securities Act and the rules and regulations thereunder; all statements of fact contained or to be contained in the Registration Statement, the Prospectus and the Additional Material are or will be true and correct in all material respects at the time indicated, as the case may be; and the Registration Statement, Prospectus and Additional Material when they shall be authorized for use, will not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Units.

(i) The Fund will from time to time file with the SEC such amendment or amendments to the Registration Statement and shall amend the Prospectus as, in the light of then-current and then-prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and such Prospectus at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Units.

(j) The Fund shall not file any amendment to the Registration Statement or amend the Prospectus without giving AMGD reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to the Registration Statement or amend the Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

(k) Any amendment to the Registration Statement hereafter filed will, when it is filed, contain all statements required to be stated therein in accordance with the 1940 Act and the Securities Act and the rules and regulations thereunder; all statements of fact contained in the Registration Statement or Prospectus will be true and correct in all material respects at the time indicated; and no such amendment, when it is filed, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Units.

(l) The Fund shall advise AMGD promptly: (i) of any request by the SEC or any state securities examiner for amendments to the Fund’s Registration Statement or Prospectus or for additional information; (ii) in the event of the issuance by the SEC or any state securities examiner of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the happening of any material event that makes untrue any statement made in the Fund’s then current Registration Statement or Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading; and (iv) of all action of the SEC with respect to any amendments to the Fund’s Registration Statement that may from time to time be filed with the SEC under the 1940 Act and the Securities Act.

5.	The Offering

(a) AMGD will deliver or cause to be delivered to each Financial Intermediary and potential Investor, prior to the time of any purchase of Units, a copy of the Prospectus. AMGD shall not make any representations (whether written or oral) concerning the Fund, Affiliate or its affiliates, other than those representations contained in the Prospectus or in any promotional materials or sales literature furnished to AMGD by Affiliate or prepared by AMGD and approved by Affiliate for use by AMGD.

(b) For all sales of Fund Units in connection with this Agreement, Affiliate and the Fund will conduct all such sales in accordance with all applicable laws and Affiliate’s, the Fund’s and AMGD’s policies and procedures with respect to the sale of Fund Units, as in effect from time to time, including without limitation Affiliate’s, the Fund’s and AMGD’s policies with respect to anti-money laundering/know your customer rules, suitability determinations, and the qualification of Fund investors.

(c) The parties agree that the Fund’s transfer agent shall be responsible for anti-money laundering/know your customer rule compliance (other than with respect to investors purchasing Units through certain platforms), suitability determinations, and the qualification of Fund investors, in each case with respect to the sale of Units in connection with this Agreement. Notwithstanding the foregoing, the parties will cooperate with the transfer agent, and with AMG Funds LLC (the administrator to the Fund) in facilitating the discharge of these obligations.

(d) Each party represents that it has put into place proper procedures that conform to all applicable laws in connection with its obligations under this Agreement. Each party further represents that it will comply with its policies and procedures and all applicable laws in conducting activities and performing its obligations under this Agreement.

(e) Payments for Units shall be made as specified in the Prospectus.

6.	Suspension of Solicitation

Each of AMGD, Affiliate and the Fund shall have the right, with prior notice to the other parties, to require that the solicitation by AMGD of Financial Intermediaries and potential Investors be suspended as promptly as practicable after the receipt of such notice by any such other party as a result of a determination by AMGD, Affiliate or the Fund, in its reasonable discretion, that a supplement or amendment to any Prospectus is required in order that such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

7.	Notices

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be in writing. Unless otherwise notified in writing, all notices to the Fund, AMGD and Affiliate shall be given or sent to the addresses set forth below. The address for notices to the Fund shall be promptly furnished to AMGD by Affiliate.

If to the Fund, to:

AMG Pantheon Fund, LLC

600 Steamboat Road, Suite 300

Greenwich, CT 06830

Attn.:  President

With a copy to:

AMG Funds LLC

600 Steamboat Road, Suite 300

Greenwich, CT 06830

Attn.:  President

If to AMGD, to:

AMG Distributors, Inc.

600 Steamboat Road, Suite 300

Greenwich, CT 06830

Attn.:  President

With a copy to:

David M. Billings

Executive Vice President and General Counsel

Affiliated Managers Group, Inc.

600 Hale Street

Prides Crossing, MA 01965

If to Affiliate, to:

Pantheon Ventures (US) LP

Transamerica Building

600 Montgomery Street, 23rd Floor

San Francisco, CA 94111

Attn.:  Kara Zanger

Copy to:

Pantheon Ventures (US) LP

1095 Avenue of the Americas, 32nd Floor

New York, NY 10036

Attn.:  Kara Zanger

8.	Term, Termination, Assignment and Amendment

(a) This Agreement shall become effective on the date first set forth above and shall remain in effect for one year from such date and thereafter from year to year provided such continuance is specifically approved at least annually (i) by vote of the Directors of the Fund and (ii) by vote of a majority of the Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Fund and have no direct or indirect financial interest in the operation of this Agreement or any plan adopted by the Fund under Rule 12b-1 under the 1940 Act (the “Qualified Directors”), cast in person at a meeting called for the purpose of voting on this Agreement.

(b) This Agreement may be terminated at any time, without the payment of any penalty, (a) by AMGD or Affiliate by giving sixty (60) days’ written notice to the Fund (which notice may be waived by the Fund); or (b) by vote of (i) the Directors of the Fund, (ii) a majority of the Qualified Directors of the Fund or (iii) a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, in each case, upon sixty (60) days’ written notice to AMGD and Affiliate (which notice may be waived by AMGD and Affiliate).

(c) This Agreement shall automatically terminate in the event of its assignment (as such term is defined in the 1940 Act and the rules thereunder).

(d) This Agreement may only be amended by a written agreement signed by the parties hereto and, with respect to the Fund, approved in the same manner as provided for the continuance of this Agreement in Section 8(a).

9.	Governing Law

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to the provisions, policies or principles thereof relating to the choice or conflict of laws, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or the Securities Act, or any rules, orders or interpretations of the SEC or its staff thereunder.

10.	Forum for Adjudication of Disputes

Any legal action or proceeding with respect to this Agreement or the services provided hereunder or for recognition and enforcement of any judgment in respect hereof brought by any party hereto or its successors or assigns may be brought and determined only in the state courts of the State of New York or the United States District Court for the District of New York, and each party hereto submits with regard to any action or proceeding for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts.

Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

11.	Indemnification

(a) Each of the Fund, AMGD and Affiliate (each, for purposes hereof, an “Indemnitor”) hereby agrees to, and will, indemnify and hold harmless the others, the others’ affiliates (as such term is used in the 1940 Act), and the respective directors, officers, partners, members, agents and employees of the others and their affiliates (each of the foregoing, an “Indemnitee”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, “Liabilities”), and will reimburse each Indemnitee for all fees and expenses (including the reasonable fees and expenses of counsel) incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation (collectively, “Proceeding”), caused by or arising out of or in connection with (i) any material breach of any representation, warranty, covenant or agreement of the Indemnitor (or any facts or circumstances constituting such breach) contained in this Agreement or (ii) the negligence, fraud or willful misconduct of the Indemnitor, in each case, except to the extent such Liabilities or such fees and expenses are caused by or arise out of or in connection with the Indemnitees’ negligence, fraud, willful misconduct or material breach of this Agreement.

(b) An Indemnitee seeking indemnification under this Section 11 will promptly notify the Indemnitor of its receipt of any notice of a Proceeding, provided, that the failure to furnish such notice will not relieve the Indemnitor of any liability under this Section 11 other than to the extent, if any, that the Indemnitor is prejudiced by such failure. The Indemnitor may assume the defense of any Proceeding against the Indemnitee and, if it does so, will employ legal counsel reasonably satisfactory to the Indemnitee. The Indemnitee may also employ separate counsel who may participate in the defense of the Proceeding (but shall not appear as counsel of record) at the Indemnitee’s sole expense; provided, however; that the Indemnitor will bear the expense of such separate counsel (but not more than one such counsel for all Indemnitees) if the Indemnitor fails to assume the defense of the Proceeding or in the event that the Indemnitor’s counsel would have a conflict of interest in representing both parties. No party may, without the written consent of the other parties, settle or compromise any Proceeding, unless the other parties are released unconditionally from all Liabilities arising out of such Proceeding.

(c) If any indemnification provided for under this Section 11 is unavailable or insufficient to hold the Indemnitee harmless, the Indemnitor will contribute to the amount paid or payable by the Indemnitee in respect of any Liability for which such indemnification was sought in such proportion as is appropriate to reflect not only the relative benefits to the Indemnitee on the one hand, and the Indemnitor on the other, in connection with the Offering, but also the relative fault of the parties, as well as any equitable considerations.

12.	Confidentiality

Each party hereby agrees to keep confidential any confidential information provided by any other party in connection with this Agreement, and not to use or disclose such information without the prior written consent of such other party.

13.	Miscellaneous

(a) No member or any person other than the Fund, AMGD and Affiliate is a party to this Agreement or shall be entitled to any right or benefit arising under or in respect of this Agreement; there are no third-party beneficiaries of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement is intended to, or shall be read to, (i) create in any member or person other than the Fund (including without limitation any member in the Fund) any direct, indirect, derivative or other rights against AMGD or Affiliate, or (ii) create or give rise to any duty or obligation on the part of AMGD or Affiliate (including without limitation any fiduciary duty) to any member or person other than the Fund, all of which rights, benefits, duties and obligations are hereby expressly excluded.

(b) This Agreement sets forth the entire agreement between the parties hereto and replaces and supersedes all other understandings, commitments and agreements relating to the subject matter hereof.

(c) AMGD and the Fund shall provide the Directors of the Fund quarterly statements concerning 12b-1 Plan expenditures complying with Rule 12b-1(b)(3)(ii) under the 1940 Act, as it may be amended from time to time.

(d) No waiver of any provision of this Agreement or the performance thereof shall be effective unless in writing signed by the party making such waiver or shall be deemed to be a waiver of any other provision or the performance thereof or of any future performance.

(e) If any provision of this Agreement is determined to be unenforceable the remaining provisions shall remain enforceable to the extent permissible.

(f) This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement or any related document by facsimile transmission or by email with an attached copy of the executed agreement shall be effective as delivery of a manually signed counterpart of this Agreement or such related document.

(g) The parties hereto expressly agree that each is acting as an independent contractor hereunder and nothing in this Agreement shall be construed as creating a partnership, joint venture, agency or any fiduciary relationship between AMGD, Affiliate and the Fund. No party has assumed an advisory or fiduciary responsibility under this Agreement in favor of the other parties in this Agreement.

(h) The failure of any party to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

AMG DISTRIBUTORS, INC.

By:
Name:
Title:

PANTHEON VENTURES (US) L.P.

By:
Name:
Title:

AMG PANTHEON FUND, LLC

By:
Name:
Title:

SCHEDULE A

Amended and Restated Distribution Agreement

Fees and Expenses

For the services provided by AMGD under this Agreement, Affiliate will pay AMGD a commission of 0.15% (15 bps) on any sales of the Fund.

Extraordinary expenses incurred by AMGD or its parent company, AMG Funds LLC, with respect to the services provided under this Agreement will also be charged through to Affiliate, at cost and payable as set forth in Section 2(a)(i) of the Agreement, with AMGD providing prompt notice of the incurrence of such expenses to Affiliate, subject to the prior written consent of Affiliate.

In addition, additional fees may be incurred from time to time, subject to mutual agreement of the parties, and as further described below.

Invoices issued by AMGD to Affiliate under this Agreement will be payable within 30 days of receipt.

Services

Services to be provided by AMGD:

•	Licensing and Regulatory Requirements

•	AMGD to maintain license as distributor to support sales of the Fund

•	AMGD to maintain licenses for up to 7 Affiliate employees as registered representatives with FINRA

•	Review, approval and filing of Fund marketing materials with FINRA as required

•	Maintenance of requisite net capital requirements to support public offering business

•	Sales and marketing support

•	AMGD to develop sales and marketing plans, with Affiliate, for marketing the products above at target firms as agreed to with Affiliate

•	AMGD and Affiliate to collaborate to establish selling agreements, or other agreements or arrangements, as may be required to facilitate the offering of the Fund

•	AMGD and Affiliate to collaboratively establish supporting operational routines as needed

•	AMGD to produce marketing materials, subject to review by Affiliate compliance and AMGD compliance; AMGD representatives to use approved Affiliate marketing materials to facilitate introductions

•	Cost of specific marketing campaigns and road shows will be determined separately in advance and borne by Affiliate. Other offering costs associated with the Fund that are incurred by AMGD and approved by Affiliate will be borne by Affiliate.

A-1

•	Legal, Compliance and Operational support – AMGD to provide the following support, working in collaboration with Affiliate legal/compliance personnel:

•	Day to day support of registered representative licenses and related filings and FINRA requirements

•	Maintenance and implementation of AMGD compliance program, written supervisory procedures, training requirements and other AMGD compliance requirements established by AMGD written supervisory procedures

•	Affiliate Branch Office requirements – manage and implement schedule for office visits/inspections as a Branch Office of AMGD

•	Management of FINRA examinations and other inquiries

•	Collaboration with Affiliate Finance Department on allocation of reasonable overhead expenses from Affiliate to AMGD (with corresponding offset charge from AMGD to Affiliate), in accordance with FINRA and GAAP requirements.

A-2